Exhibit 10.4

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDEMENT TO LOAN AND SECURITY AGREEMENT, dated as of June 16, 2023 (this “Amendment”), is made by and among PARTS ID, INC., a corporation organized under the laws of Delaware, and PARTS ID, LLC, a limited liability company organized under the laws of Delaware (collectively, the “Borrower”), and JGB CAPITAL, LP, JGB PARTNERS, LP and JGB (CAYMAN) GLENEGEDALE LTD. (each, a “Lender” and collectively, the “Lenders”) and JGB COLLATERAL LLC, as agent (together with its successors and permitted assigns in such capacity, the “Agent”).

WHEREAS, the Borrower, the Lenders and Agent previously entered into that certain Loan and Security Agreement, dated October 21, 2022 (as subsequently amended on February 22, 2023, the “Existing Agreement” and the Existing Agreement, as amended by this Amendment, the “Loan Agreement”); and

WHEREAS, the Borrower desire to borrow from the Lenders, and the Lenders are willing to lend to the Borrower, an additional SEVEN HUNDRED THOUSAND dollars ($700,000.00) on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Amendment capitalized terms used herein and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

2. Modified Terms.

(a) The Borrower and the Lenders hereby agree that that the Secured Obligations under the Loan Agreement shall include an additional advance of SEVEN HUNDRED THOUSAND dollars ($700,000) made by the Lenders to the Borrower on the date of this Second Amendment (the “Tranche B Loan”). The Borrower acknowledges and agrees that the Tranche B Loan was funded with a non-refundable, original issue discount of ONE HUNDRED THOUSAND dollars ($100,000.00). Such original issue discount is a payment for the use of money loaned hereunder, and not a payment for services, and shall be taken into account as required by the original issue discount rules of the Internal Revenue Code of 1986, as amended. Such original issue discount is fully earned on the date hereof and is not refundable under any circumstances.

(b) Notwithstanding Section 2.1(c) of the Loan Agreement, the Tranche B Loan shall not bear interest; provided, however, that after the occurrence, and during the continuance of an Event of Default, the Tranche B Loan shall bear interest in accordance with Section 2.3 of the Loan Agreement.

(c) The Borrower will repay the Secured Obligations in equal weekly installments of FIFTY THOUSAND dollars ($50,000.00) due and payable on the last Business Day of each calendar week commencing with Friday, July 7, 2023, until the Secured Obligations have been repaid in full. Such weekly payments shall be applied to the Secured Obligations in the following order, (1) first, to the Tranche B Loan until it has been repaid in full, (2) second, to the accrued and unpaid interest on the Term Loan Advance, and (3) to the third, to the outstanding principal balance of the Term Loan Advance. The Borrower’s failure to make any such weekly installment payment on the due date therefor shall be an immediate Event of Default under the Loan Agreement. For the avoidance of doubt, the foregoing weekly payment is in addition to, and not in limitation of, any payments of principal or interest required under Section 2.1 of the Loan Agreement or any other relevant provisions thereof.

(d) The Tranche B Loan shall be evidenced by one or more accounts or records maintained by the Lenders. Such accounts or records shall be conclusive, absent manifest error, of the outstanding amount of the Tranche B Loan and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Tranche B Loan. Upon the written request of the Lenders, the Borrower shall execute and deliver to the Lenders a promissory note in a form acceptable to the Lenders, which shall evidence the Tranche B Loan in addition to such accounts or records.

(e) In the event that the Borrower receives gross proceeds of at least $2,000,000 from any debt or equity financing, then the Borrower shall repay the Secured Obligations in amount equal to NINE HUNDRED FIFTY THOUSAND dollars ($950,000.00), which shall be applied as follows: 1) first, to the Tranche B Loan, 2) to the accrued and unpaid interest on the Term Loan Advance, and 3) third, to outstanding principal amount of the Term Loan Advance.

3. Conditions Subsequent. By not later than July 10, 2023, the Borrower shall cause each of its deposit accounts to be subject to a deposit account control in favor of Agent whereby agent shall have a first priority security interest therein (an “Account Control Agreement”). From and after July 10, 2023, the Borrower shall not maintain any deposit accounts that are not subject to an Account Control Agreement.

4. Reconfirmation of Security Interest.

(a) Nothing herein shall impair or limit the continuation of the Liens and security interests granted to the Agent under the Loan Documents and other collateral described therein, which Liens are continued in full force and effect pursuant to and as provided in the Loan Documents. The Borrower agrees that any reference to the Secured Obligations in the Loan Documents includes the Tranche B Loan. The Borrower acknowledges the continuing existence and priority of all Liens and security interests granted, conveyed, and assigned pursuant to the Loan Documents in accordance with the terms thereof, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as the Agent requests in order to perfect, preserve, and protect such Liens and security interests.

5. No Modifications. Except as expressly set forth in this Amendment, nothing contained in this Amendment shall be deemed or construed to amend, supplement or modify the Loan Agreement and the other Loan Documents or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect. For the avoidance of doubt, Section 2.1(d)(ii) of the Loan Agreement, the payments required to be made by the Borrower thereunder and the Payment Date for each such payment remain in full force effect and are not modified by this Amendment in anyway.

6. Representations. To induce Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows:

(a) The Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement and other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable).

(b) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), (a) have been duly authorized by all necessary action on the part of the Borrower, and (b) do not and will not contravene (i) any applicable laws, (ii) any material contractual restriction in any material agreement with a Person binding on the Borrower, (iii) any order, judgment or decree of any Governmental Authority binding on the Borrower, or (iv) the Borrower’s organizational documents.

(c) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, Governmental Authority, except as already has been obtained or made.

(d) This Amendment has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.

(e) No Event of Default has occurred and is continuing.

7. Affirmations. The Borrower acknowledges and agrees:

(a) the Loan Agreement and the other Loan Documents (including, for the avoidance of doubt, the Warrant) are legal, valid, binding and enforceable against the Borrower accordance with their terms,

(b) the Secured Obligations and Parent’s obligations under the Warrant are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever,

(c) the Lenders and the Agent have valid, enforceable and perfected security interests in and liens on the Collateral, as to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever, and

(d) the Lenders and the Agent have fully and timely performed all of their respective obligations and duties in compliance with the Loan Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.

8. Releases. In further consideration of the Lenders’ and the Agent’s execution of this Amendment, the Borrower, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys, hereby forever, fully, unconditionally and irrevocably waives and releases each Lender and the Agent and their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Releasee, on or prior to the date hereof, with respect to the Loan Documents, the transactions contemplated thereby or any enforcement or attempted enforcement of the Loan Documents by any Releasee (collectively, the “Claims”). the Borrower further agrees that it shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Claim.

9. Successors and Assigns; Survival. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and each of their respective successors and assigns.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Amendment and the parties submit to the personal jurisdiction of such courts.

11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

12. Loan Document. This Amendment is a Loan Document.

13. Disclosure. The Company shall publicly disclose the material terms and conditions of this Amendment by filing a Current Report on Form 8-K with the Securities Exchange and Commission within the time required under the Exchange Act, which Form 8-K shall include this Amendment as an exhibit thereto. The Lenders and the Agent shall have the opportunity to review and comment on such Form 8-K prior to the filing thereof.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

BORROWER:

PARTS ID, INC.

By	/s/ John Pendleton
Name:	John Pendleton
Title:	Executive Vice President, Legal & Corporate Affairs

PARTS ID, LLC

By	/s/ John Pendleton
Name:	John Pendleton
Title:	Executive Vice President, Legal & Corporate Affairs

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT]

AGENT:

JGB COLLATERAL LLC

By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

LENDER:

JGB PARTNERS LP

JGB CAPITAL LP

JGB (CAYMAN) GLENEGEDALE LTD

By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President